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                                                                    EXHIBIT 3.24

                                     BY-LAWS

                                       OF

                      AUTOMOTIVE RESEARCH ASSOCIATES, INC.

                                   ARTICLE ONE

                            MEETINGS OF STOCKHOLDERS

1. PLACE. All meetings of Stockholders shall be held at 5404 Bandera Road, San Antonio, Bexar County, Texas.

2. TIME OF ANNUAL MEETING. Annual meetings of stockholders, commencing with the year 1980, shall be held on the third Thursday of May if not a legal holiday, and if a legal holiday then on the next secular day following, at 10 a.m., at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

3. SPECIAL MEETINGS. Special Meetings of the Shareholders may be called by the President, the Board of Directors, the holders of not less than one-tenth of all the shares entitled to vote at the meeting so called, or by the Vice President. No question may be voted upon at a Special Meeting of the Shareholders unless the notice of such meeting states that one of the purposes of such meeting will be to act upon such question or such meeting is attended by all of the Shareholders entitled to vote upon such questions and all of the Shareholders vote that such question may then be voted upon at such meeting.

4. NOTICE OF MEETINGS. Written or printed notice stating the place, day and hour of the meeting and, in cases of Special Meetings, the purpose for which the meeting is called, shall be delivered not less than ten (10) days, nor more than twenty (20) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or person or persons calling the meeting, to each Shareholder of record entitled to vote at such meeting; if mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Shareholder at his address as it appears on the Stock Transfer Books of the Corporation, with postage thereon prepaid.

5. FIXING RECORD DATE FOR DETERMINATION OF SHAREHOLDERS ENTITLED TO NOTICE OF AND TO VOTE AT THE SHAREHOLDERS' MEETINGS

         (a) For the purpose of determining Shareholders entitled to notice of any Meeting of Shareholders or any adjournment thereof, the Board of Directors may by resolution provide that the Stock Transfer Books shall be closed for a period, to be stated in such resolution, not to exceed forty-five (45) days.

         (b) If the Board of Directors do not provide for the closing of the Stock Transfer Books, relative to a particular meeting, then and in such event the record time and date for the

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determination of Shareholders entitled to notice of and to vote at such meeting shall be the close of business on the fifteenth day immediately preceding such meeting.

6. VOTING LIST. The officer or agent having charge of the Corporation's Stock Transfer Books shall make, at least ten (10) days before each meeting of Shareholders, a complete list of the Shareholders entitled to vote at such meeting or any adjournment thereof. Such list shall be arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any Shareholder at any time during usual business hours. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Shareholder during the whole time of the meeting. The original Stock Transfer Books shall be prima facie evidence as to who are the Shareholders entitled to examine such list or Transfer Books and to vote at any meeting of Shareholders.

7. QUORUM. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Shareholders. The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present shall be the act of the Shareholders' meeting, unless the vote of a greater number is required by law.

8.  VOTING OF SHARES.

         (a) Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote of a Meeting of the Shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation as permitted by the Texas Business Corporation Act.

         (b) Treasury shares, shares of stock owned by another Corporation the majority of the voting stock of which is owned or controlled by this Corporation, and shares of stock held by this Corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

         (c) A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or by his duly authorized attorney in fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and in no event shall it remain irrevocable for a period of more than eleven (11) months.

         (d) Shares standing in the name of another Corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the By-Laws of such Corporation may authorize or, in the absence of such authorization, as the Board of Directors of such Corporation my authorize, or in the absence of such authorization, as the Board of Directors of such Corporation may determine.

         (e) Shares held by an administrator, executor, guardian or conservator may be voted by him so long as such shares forming part of an estate are in the possession and forming a part of the estate being served by him, either in person or by proxy, without a transfer of such shares

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into his name. Shares standing in the name of a Trustee may be voted by him, either in person or by proxy, but no Trustee shall be entitled to vote shares held by him without a transfer of such shares into his name as Trustee.

         (f) Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the Court by which such receiver was appointed.

         (g) A Shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

9. METHOD OF VOTING. Voting shall on any question or in any election be by voice vote or show of hands unless the presiding officer shall order or any Shareholder shall demand that voting be by written ballot.

10. RULES OF PROCEDURE. To the extent applicable, Robert's Rules of Order shall govern the conduct of and procedure at any Shareholder's Meetings.

11. WAIVER BY UNANIMOUS CONSENT IN WRITING. Any action required to be or which may be taken at a meeting of the Shareholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Shareholders entitled to vote with respect to the subject matter thereof and then delivered to the Secretary of the Corporation for inclusion in the minute Book of the Corporation.

                                   ARTICLE TWO

                                    DIRECTORS

1. MANAGEMENT. The business and affairs of the Corporation shall be managed by a Board of Directors.

2. NUMBER. The number of Directors of the Corporation shall be seven (7) or less, but shall never be less than three (3). The number of Directors may be increased or decreased from time to time by amendment to these By-laws, but no decrease shall have the effect of shortening the term of any incumbent Director. In determining a quorum, the number of Directors last appointed by the shareholders shall be the number used in determination of such quorum.

3. ELECTION. At the first Annual Meeting of Shareholders and at each Annual Meeting thereafter, the Shareholders shall elect Directors to hold office until the next succeeding Annual Meeting.

4. TERM OF OFFICE. Unless removed in accordance with these By-Laws each Director shall hold office for the term for which he is elected and until his successor shall have been elected and qualified.

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5.  REMOVAL. Any Director may be removed from his position as Director, either with or without cause, at any Special Meeting of Shareholders if notice of intention to act upon the question removing such Director shall have been stated as one of the purposes of calling of such meeting.

6. VACANCY. A particular directorship shall be considered to be vacant upon the happening of any of the following events:

         (1)      Death of the person holding such directorship

         (2)      Resignation of the person holding such directorship

         (3) Refusal of a person elected to a directorship to manifest his assent to serve.

         (4) Removal of a Director at a Special Shareholders' Meeting as provided in Section 5, of this Article.

7. FILLING OF VACANCY. Any vacancy occuring in the Board of Directors shall be filled at the next Meeting of the Board of Directors following the occurrence of such vacancy, or, if the vacancy occurs while a Directors Meeting is in progress, such vacancy may be filled at such meeting. Such vacancy shall be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in such directorship.

8. ELECTION OF NEW DIRECTORSHIP. In the event of the creation of one or more new directorships by amendment of these By-Laws, then any directorship to be filled by reason of such increase in the number of Directors shall be filled by election at any Annual Meeting of the Shareholders or a Special Meeting of the Shareholders called for that purpose.

9. QUORUM. A majority of the number of Directors shall constitute a quorum for the purpose of transacting business. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise specifically required by the law or these By-Laws.

10. EXECUTIVE COMMITTEE. The Board of Directors, by resolution adopted by a majority of the Board of Directors, may designate two or more Directors to constitute an Executive Committee, which Committee, to the extent provided in such resolution shall have and may exercise all of the authority of the Board of Directors in the business affairs of the Corporation except where action of the Board of Directors is specified by the Texas Business Corporation Act or other applicable law, but the designation of such Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law. The Executive Committee shall keep regular Minutes of its proceedings and report the same to the Board when required by the Board.

11. REGULAR MEETINGS. A Regular Meeting of the Board of Directors shall be held without other notice than this By-Law immediately after and at the same place as the Annual Meeting of the Shareholders. The Board of Directors may provide, by resolution, the time and

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place, either within the State of Texas, or without the State of Texas, for the holding of additional regular meetings without other notice than such resolution.

12. SPECIAL MEETINGS. Special Meetings of the Board of Directors may be called by or at the request of the President or any two Directors. Notice of the call of a Special Meeting shall be in writing and delivered for transmission to each of the Directors not later than during the third day immediately preceding the day for which such meeting is called. Notice of any Special Meeting may be waived in writing signed by the person or persons entitled to such notice; such waiver may be executed at any time before or after the time herein specified for the giving of such notice but not later than the time specified in such notice for the holding of such Special Meeting. Attendance of a Director at a Special Meeting shall constitute a waiver of notice of such Special Meeting except where a Director attends a meeting for the express purpose of objecting to the transaction of any business or the meeting is not lawfully called or convened.

13. PLACE OF MEETING. Unless otherwise specifically provided in these By-Laws, the Meeting of the Board of Directors shall be held at the principal place of business of the Corporation; provided, however, this provision of these By-Laws may be waived as to any particular meeting by written waiver signed by all of the Directors before the holding of such meeting, and this provision shall be considered as waived as to any particular meeting by the attendance of all of the Directors at such meeting without objection by any one of them at the time of convening of such meeting that such meeting is not being convened and held at the principal place of business of the Corporation.

14. NO STATEMENT OF PURPOSE OF MEETING REQUIRED. Neither the business proposed to be transacted, nor the purpose of any Regular or Special Meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

                                  ARTICLE THREE

                                    OFFICERS

1. NUMBER. The officers of the Corporation shall be a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Treasurer, and a Secretary, and such assistant Treasurers, assistant Secretaries or other officers as may be elected by the Board of Directors. Any two or more offices may be held by the same person, except the President and Secretary shall not be the same person.

2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the Board of Directors at the First Meeting of the Board of Directors held after each Annual Meeting of Shareholders or as soon thereafter as conveniently as vacancies may be filled or new offices filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner herein provided.

3. REMOVAL. Any officer or agent or member of the Executive Committee elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its

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judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person removed.

4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

5. PRESIDENT. The President shall be the principal Executive officer of the Corporation and shall in general supervise and control all of the business and affairs of the Corporation. He shall preside at all meetings of the Shareholders and of the Board of Directors. He shall sign, with the Secretary or any assistant Secretary, certificates of shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

6. VICE PRESIDENTS. In the absence of the President or in the event of his inability to act or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

7. TREASURER. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositaries as shall be selected by the Board of Directors; and (b) in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned him by the Board of Directors.

8. SECRETARY. The Secretary shall: (a) keep the Minutes of the Shareholders Meeting and the Board of Directors Meetings in one or more Minute Books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-Laws or as required by law; (c) be custodian of the Corporation's records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all certificates for shares prior to the issuance thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these By-Laws; (d) keep a register of the post office address of each Shareholder; (e) sign with the President certificates for shares of the Corporation, the ussuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the Stock Transfer Books of the Corporation; (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

9. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant Secretaries as thereunto authorized by the Board of Directors may sign with the President certificates for

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shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The assistant Treasurers and assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors.

10. SALARIES. It is contemplated that none of the officers shall receive a salary for their services in such capacity. However, the Board of Directors shall have the authority to establish and fix salaries for such officers as approved by the Board, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

                                  ARTICLE FOUR

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

1. CONTRACTS. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for payment of monies, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officers or officer, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

                                  ARTICLE FIVE

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

1. CERTIFICATES FOR SHARES. Certificates representing shares of the Corporation shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an assistant Secretary and shall be sealed with the seal of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the Corporation. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

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2.  TRANSFERS OF SHARES. Transfers of shares of the Corporation shall be made only on the books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

                                   ARTICLE SIX

                                    DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                  ARTICLE SEVEN

                                      SEAL

The Board of Directors shall provide a Corporate Seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation.

                                  ARTICLE EIGHT

                              AMENDMENT OF BY-LAWS

These By-Laws may be amended by the Shareholders at any Annual Meeting of the Shareholders, or, if notice of a proposal to amend these By-Laws and the respect in which they are proposed to be amended is given in any call of a Special Meeting of Shareholders, at such Special Meeting.

ADOPTED by majority consent of the Directors, on the 19th day of September, 1968, and ratified on this the same day.

                                             /s/ Norman C. Penfold
                                             ----------------------------------
                                             NORMAN C. PENFOLD

                                             /s/ Earl W. Tracy, Jr.
                                             ----------------------------------
                                             EARL W. TRACY, JR.

                                             /s/ Alf Hundere
                                             ----------------------------------
                                             ALF HUNDERE

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